SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): October 27, 1999.

                             INTERNET HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

     UTAH                           0-26886                 13-3758042
(State or Other                   (Commission                (Employer
Jurisdiction                      File Number)             Identification
Of Incorporation)                                             Number)

              C/o Beckman, Millman & Sanders, LLP, 116 John Street,
                         Suite 1313, New York, NY 10038
              -----------------------------------------------------
                    (Address of Principal Executive Offices)

 Registrant's Telephone Number, Including Area Code: (212) 406-4700 Extension 24


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Item 1 Changes in Control of Registrant

The Registrant has entered into an agreement (the Agreement) with Fairfax Equity Ltd. (FEL) and the stockholders of FEL whereby the Registrant will acquire the whole of the issued capital of FEL, which is described in Item 2 (below). This acquisition is contingent upon the completion by the Registrant of all relevant filings and audits and the settlement of all outstanding litigation.

In the event that the acquisition is consummated, the Registrant will issue a total of 8,640,000 shares to the shareholders of FEL in order to acquire 100% of the issued capital of FEL. These shares will account for 80.3% of the issued share capital of the Registrant outstanding upon the consummation of the acquisition. The shareholders of FEL will thus have a majority of the shares issued and STG Holdings Plc. (the majority shareholder of FEL) will control 60.2% of the Registrant

STG Holdings Plc. is a publicly quoted English company whose shares are traded on the London Stock Exchange OFEX market.

The Managing Director of STG Holdings Plc. will join the board of directors of the Registrant upon consummation of the acquisition. The existing director and officers of the Registrant remain on the board but will resign following the completion of the Agreement.

Security Ownership of Certain Beneficial Owners and Management

If the acquisition is consummated the following table sets forth information with respect to beneficial ownership of Common Stock by (i) each person known by the Registrant who would own beneficially more than five percent (5%) of the outstanding Common Stock of the Registrant, (ii) each current director of the Registrant, and (iii) all directors and officers of the Registrant as a group. Except as other wise indicated the named person has sole voting and investment power with respect to such person's shares.

                                              Number of shares
Name                                          Beneficially owned     Percent

STG Holdings Plc                                 6,480,000            60.2%
2 Montpelier Street
Knightsbridge
London  SW7 1EZ, United Kingdom

T.H. Investments Ltd                             2,160,000            20.1%
Center Plaza
Suite 2B
Main Street
Gibraltar


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Christopher J. Wilkes     Director                  50,000             0.5%
22 Parrotts Field
Hoddesdon
Hertfordshire EN11 OQU, United Kingdom

All executive officers and directors
As a group:                                         50,000             0.5%

Item 2 Acquisition or Disposition of Assets

On October 27, 1999 the Registrant signed an agreement to acquire the whole of the issued capital of Fairfax Equity Ltd. (FEL). This agreement is contingent upon the Company completing and bringing up to date all relevant filings and audits and upon the settlement of all outstanding litigation. Both the Company and FEL believe that these conditions can be met and that the agreement will be implemented.

The Agreement entails the Registrant acquiring all of the issued capital of FEL, in exchange for 8,640,000 shares of the Registrant's common stock. FEL is an English company which has assets consisting of cash and securities with a total value of $2,160,000 (two million one hundred and sixty thousand dollars). In the event that when the securities are realized the net proceeds together with the cash currently held by FEL totals less than $2,160,000 (two million one hundred and sixty thousand dollars) the majority shareholder of FEL, STG Holdings Plc. has guaranteed to contribute additional cash to bring the total amount up to $2,160,000 (two million one hundred and sixty thousand dollars). In the event of such shortfall no additional shares will be issued.

The business of the Registrant has not changed and the Registrant continues to be now engaged in the business investing in companies providing hardware, software and services for the Internet markets.

General

Following completion of the Acquisition the Registrant will operate its business from offices in New York and London.

Employees

As of October 27, 1999 the Registrant had one full time employee. None of the employees are covered by a collective bargaining agreement. The Registrant believes its employee relations are good.


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Properties

The Registrant maintains postal and meeting facilities at the offices of its lawyers in New York. Following completion the Registrant will operate its business from offices in New York and London.

Exemption from Registration

The Securities to be issued by the Registrant pursuant to the Agreement are exempt from Registration under Section 4(2) of the Securities Act of 1933, as the issue of the securities does not involve a public offering.

Item 7 Financial Statements, Pro-Forma Financial Information and Exhibits

The Registrant is currently in the process of completing its audits for the years 1997 and 1998. These will be filed as soon as they are completed. In the event that the acquisition described in this filing is completed the financial statements of FEL called for by Item 7 will be filed no later than 60 days after the consummation of the acquisition.

Exhibits

     1)   Agreement and Plan of Reorganization dated October 27, 1999


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated this        27th       day of October, 1999

                                    Internet Holdings, Inc.
                                    (The Registrant)

                                    By:  /s/ Christopher Wilkes
                                         -------------------------
                                         Christopher J. Wilkes
                                         President


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